DREAMS, INC.

Exhibit 21

(Subsidiaries)

Entity	State of Inc	State(s) Qualified

Dreams, Inc.	CA
d/b/a Stratamerica Corporation		CA
d/b/a Dreams of Utah, Inc.		FL
d/b/a Dreams	FL

Subsidiaries:

1. Dreams Franchise Corporation	CA	UT, FL

Subsidiaries:

a. Dreams Entertainment, Inc. d/b/a “Farley Art”	UT

b. Dreams Products, Inc. d/b/a “Mounted Memories”	UT	CO, FL

2. Dreams Retail Corporation d/b/a “Field of Dreams”	FL	AZ, CA, CO, CT, IL, NJ, NV, VA

Subsidiaries:

a. Dreams Paramus, LLC	FL

b. Dreams / Pro Sports, Inc. d/b/a “Pro Sports Memorabilia”	FL

c. Fansedge Incorporated d/b/a “ProSports Memorabilia”	DE	IL, WA

d. RIOFOD, L.P. (73%)	NV

e. CAEFOD, L.P. (63.5%)	NV

f. SWFOD, L.P. (60%)	NV

g. StarsLive 365, LLC	NV

Subsidiaries:

i. 365 Las Vegas, L.P. (76.25%)	NV

Subsidiaries:

(a) RIOFOD, L.P. (21%)	NV

(b) CAEFOD, L.P. (30%)	NV

(c) SWFOD, L.P. (40%)	NV

3. The Greene Organization, Inc.	FL

Subsidiaries:

a. The Sports Collectibles & Auction Company, Inc.	FL

4. Dreams Unique, Inc.	FL	NV

5. BKJ Consulting Corp. d/b/a Fantastic Memorabilia d/b/a Schwartz Sports	IL